Exhibit 9(d)
FORM OF
FEE AND SERVICE SCHEDULE
FOR STOCK TRANSFER SERVICES
between
THE GABELLI HEALTHCARE & WELLNESS TRUST
and
COMPUTERSHARE SHAREHOLDER SERVICES, INC.
and
COMPUTERSHARE TRUST COMPANY, N.A.
TERM
This Fee and Service Schedule is by and between Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc. (collectively, the “Transfer Agent” or individually the “Trust Company” and “CSS”, and The Gabelli Healthcare & Wellness Trust, hereinafter referred to as the (“the Customer”), whereby the Transfer Agent will perform the services for the common shares of beneficial interest of the Customer.
The term of this Fee and Service Schedule shall be for a period of one (1) year, commencing from [DATE] the effective date of this Fee and Service Schedule (the “Initial Term”).
FEES AND SERVICES
Transfer Agent and Registrar Fee
$4,000.00     Monthly Administrative Fee
Includes the standard Transfer Agent and Registrar services as stated in the following sections:
Administrative Services
•	Annual administrative services as Transfer Agent and Registrar for the Customer

•	Assignment of dedicated Relationship Manager
Account Maintenance
•	Maintaining record shareholder accounts per year, to include the following services:
•	Processing of new shareholder accounts

•	Posting and acknowledging address changes

•	Processing other routine file maintenance adjustments

•	Posting all transactions, including debit and credit certificates to the stockholder file

•	Researching and responding to all registered shareholder inquiries

•	Responding to requests for audit confirmations
Routine Certificate Issuance
•	Issuance, cancellation and registration of stock certificates, to include the following services:

•	Production and mailing of daily transfer reports

•	Processing of all legal transfers including New York window and mail items

•	Combining certificates into large and/or smaller denominations Replacing lost certificates

•	Placing, maintaining and removing stop-transfer notations
Annual Meeting Services
•	Preparing a full stockholder list as of the Annual Meeting Record Date

•	Providing one set of labels of banks, broker and nominees for broker search

•	Addressing proxy cards for all registered shareholders

•	Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders

•	Receiving, opening and examining returned proxies

•	Writing in connection with unsigned or improperly executed proxies

•	Daily tabulating returned proxies

•	Interface support during solicitation effort

•	Provide on-line access to proxy vote status

•	Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)

•	Preparing a final Annual Meeting List reflecting how each account has voted on each proposal
Mailing, Reporting and Miscellaneous Services
•	Addressing and enclosing company-related materials, three (3) per annum for registered shareholders

•	Providing six (6) standard reports per annum, at Customer’s discretion

•	Records Retention Services

•	Processing trades through Participant Terminal System Services

•	Coding “multiple” accounts at a single household to suppress duplicate mailings of reports

•	Preparation of full statistical report, shareholders by state, shareholders by class code, shareholders by share grouping, one (1) per annum, per fund
Dividend Services, per fund
As Dividend Disbursing Agent and Paying Agent, CSS will perform the dividend related services indicated below, pursuant to the following terms and conditions:
•	All funds must be received before or on mailing date 11:00 a.m., Eastern Time via Federal Funds Wire, ACH or Demand Deposit Account debit

•	Preparing and mailing dividends with an additional enclosure, including ACH notices

•	Preparing a hard copy dividend list as of each dividend record date

•	Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder

•	Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state

•	Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens

•	Replacing lost dividend checks

•	Providing photocopies of cancelled checks when requested by Customer

•	Reconciling paid and outstanding checks

•	Coding “undeliverable” accounts to suppress mailing dividend checks to same

•	Processing and recordkeeping of accumulated uncashed dividends

•	Furnishing requested dividend information to stockholders

•	Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
•	Withholding tax from shareholder accounts not in compliance with the provisions of the Act

•	Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service

•	Responding to shareholder inquiries regarding the Regulations

•	Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•	Performing shareholder file adjustments to reflect certification of accounts

•	Prepare shareholder buckslip notices) for dividend mailings
ACH Services
•	Reviewing cards for accuracy and completeness and identifying cards with incomplete information

•	Mailing cure letter to shareholders with incomplete cards

•	Identifying cards received after the cut-off date

•	Coding accounts for ACH and performing pre-note test

•	Identifying rejected ACH transmissions mail dividend check and explanation letter to shareholders with rejected transmissions

•	Responding to shareholder inquiries concerning the ACH Program Coding cards received after cut-off date

•	Calculating on a quarterly basis the share breakdown for ACH vs. other dividend payments and notifying the Customer of funding amount for ACH transmissions and other payable date funds

•	Crediting ACH designated bank accounts automatically on dividend payable date

•	Ongoing maintenance of ACH participant file, including coding new ACH accounts Processing termination requests

•	Keep adequate records including retention of authorization cards

•	Provide the Customer with adequate information regarding the ACH Dividend Disbursement Services provided thereunder, including information pertaining to shareholder inquiries

Dividend Reinvestment Services
•	As Administrator of your Dividend Reinvestment and Stock Purchase Plan (“DRP”), the CSS will perform the following DRP related services:

•	Investing Dividend Reinvestment quarterly and Optional Cash Purchases semi-monthly Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts

•	Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant

•	Preparing and mailing a cash investment detailed statement with an additional enclosure to each Dividend Reinvestment participant

•	Maintaining DRP accounts and establishing new participant accounts Processing termination and withdrawal requests

•	Supplying summary reports for each reinvestment/investment to the Customer

•	Certificate depository

•	Handling stockholder and customer inquiries concerning the Plan

•	Preparing and mailing Form 1099 to participants, including DRP participants and related filings with the IRS
Direct Registration System
•	Register, issue and transfer certificates electronically per the terms and conditions of the DRS appointment letter and the sales order processing facility

•	Process Web, IVR and telephone sales for Shares held in direct registration (sale fees charged to Shareholder), pursuant to the terms and conditions, including applicable fees, of the sales facility
Online access
•	Provide Internet access to “Issuer Online,” desktop access to corporate and Shareholder information administered by Computershare, which permits data management including running standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•	Provide Internet access to “Investor Centre,” which provides Shareholder account information, transaction capabilities, and downloadable forms and FAQs
Lost Owner/Shareholder Search Services
•	Perform electronic database searches in accordance with SEC requirements

•	Update new addresses provided by search firm

•	Send verification form to Shareholder to validate address

•	Reissue abandoned property held to Shareholders upon receipt of signed verification form

ITEMS NOT COVERED
Additional Services
Items not included in the fees and services set forth in this Fee and Service Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.
Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.
Billing Definition of Number of Accounts
For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period.
ACCEPTANCE
In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

Computershare Shareholder Services, Inc. Computershare Trust Company, N. A.	The Gabelli Healthcare & Wellness Trust

On Behalf of Both Entities:

By:	By:

Name:	Name:

Title:	Title:

Exhibit A
Out of Pocket Expenses
Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.
•	Postage (Outgoing and Business Reply)

•	Envelopes

•	Labels

•	Forms and Stationery and Proxy Cards

•	Fulfillment, (i.e., transfer packages, new account packages)

•	Proxy Proof Set-up

•	Insurance Premiums (Mailing certificates)

•	Delivery and Freight charges (including overnight delivery; Airborne Express, FedEx, etc.)

•	Typesetting (proxy cards, due diligence mailings, etc.)

•	Printing (proxy cards, etc.)

•	Destruction of excess/obsolete material

•	Telephone usage and line expenses

•	Lost Shareholder Program database search
Please Note:
Good funds to cover postage expenses in excess of $10,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.
SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of services are required to be performed after-business hours due to late delivery of material for mailings to shareholders by the Customer unless the mail date is rescheduled. Exhibit B provides the Specifications for packing and shipping materials to Computershare.